UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2005

REPUBLIC BANCORP, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

(502) 584-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                                 Entry into a Material Definitive Agreement

(a)                                  Republic Bancorp, Inc. 2005 Stock Incentive Plan

On March 16, 2005, the Board of Directors of Republic Bancorp, Inc. (the “Company”) adopted the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the “Stock Plan”), subject to shareholder approval.

Purpose

The purpose of the Stock Plan is to promote the interests of the Company and its shareholders, attract, retain and motivate employees and directors of the Company and its subsidiaries, encourage stock ownership in the Company and to provide such individuals with a means to acquire a proprietary interest in the Company.

Administration

The Stock Plan will be administered by the Committee.  For awards granted to directors, the Committee consists of the entire Board of Directors; for awards to Named Executive Officers, the Committee consists of the Compensation Committee appointed by the Board of Directors.  It is intended that each member of the Compensation Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  For the grant of all other awards, the Committee is the Chairman of the Board of Directors or the CEO of the Company.  The Committee will have the authority to construe and interpret the Stock Plan, to establish, amend or waive rules for its administration, and to make all other determinations necessary and advisable for the administration of the Stock Plan.

Number of Shares

A total of 3,000,000 shares of Class A Common Stock are reserved for issuance under the Stock Plan, with such numbers subject to adjustment in the event of certain events such as stock dividends, stock splits or the like.  Any shares issued under the Deferred Compensation Plan (as described below) will reduce the number of shares available to be granted under the Stock Plan.  If and to the extent stock awards expire or terminate for any reason without having been exercised in full, or are forfeited, without, in either case, the participant having realized any of the economic benefits of a shareholder, the shares associated with such awards (to the extent not fully exercised, forfeited or as to which no economic benefit was realized) will again become available to be granted under the Stock Plan.

Eligibility and Participation

Employees and directors of the Company who are expected by the Committee to contribute substantially to the growth and profitability of the Company or its subsidiaries are eligible to receive awards under the Stock Plan.

Stock Options

The Committee may grant options to participants at any time and from time to time in the form of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), options that are not intended to so qualify (“NQSOs”), or a combination of the two.  The exercise price of any option granted may not be less than the fair market value of the Company Stock on the date the option is granted.

Each option is evidenced by an award agreement between the participant and the Company which sets forth the terms and conditions of the option.  The option agreement must specify the exercise price per share subject to the option, the duration of the option, the number of shares to which the option relates and such other provisions as the Committee may determine or that are required by the Stock Plan.

In general, each option will expire at such time as is determined by the Committee at the time of grant as set forth in the award agreement; provided, however, the right to exercise an option will terminate at the earliest of:  (i) the expiration of six months in the event of termination of employment or service due to disability or death; (ii) three months following termination of employment or service that occurs within six months after the consummation of a change in control; (iii) the date of termination of employment or service for any other reason; or (iv) the tenth anniversary of its grant.

Stock Awards

A stock award represents shares of the Company’s stock that may be issued subject to restrictions on transfer and vesting requirements as determined by the Committee.  Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee, or a combination of both.  Except as provided in an award agreement, the participant will have immediate right of ownership with respect to the shares granted under a stock award, including the right to vote the shares and the right to receive dividends with respect to the shares.

The Committee may decide to condition the vesting of a stock award on the achievement of one or more objective performance goals, and if the Committee determines that such performance conditions should be considered “performance-based compensation” under Section 162(m) of the Code, the performance goals must relate to one of the following performance criteria:  (i) earnings or earnings per share; (ii) return on equity (ROE); (iii) return on assets (ROA); (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) stockholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt rating; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added.

Limitations on Awards

No participant may receive more than a combined total of 300,000 shares pursuant to options or stock awards in any one year.

Change of Control

Unless otherwise provided in an award agreement, in the event of a change of control (as defined in the Stock Plan), an award granted under the Stock Plan will become fully vested and all restrictions thereon will lapse whether or not otherwise vested at such time, and any such options so accelerated will remain exercisable in full thereafter until it expires pursuant to its terms.

Term, Amendment and Termination

The authority to issue stock awards under the Stock Plan will terminate on the date 10 years after the adoption of the Plan by the Board of Directors, unless terminated earlier by the Board of Directors.  The Board of Directors may at any time and from time to time and in any respect amend or modify the Stock Plan, except in certain circumstances that require shareholder approval.  No amendment or modification of the Stock Plan will adversely affect any outstanding award without the consent of the participant, decrease the price of an option to less than the option price on the date of grant or extend the exercise period of an option beyond the period initially set in the award agreement.

(b)                                 Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan

On March 16, 2005, the Board of Directors of Republic Bancorp, Inc. adopted the Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Compensation Plan”).  The Deferred Compensation Plan amended and restated into a single plan the Republic Bancorp, Inc. Non-Employee Director and Key Employee Deferred Compensation Plan, which was adopted by the Board of Directors of the Company on November 18, 2004, and the Republic Bank & Trust Company Non-Employee Director and Key Employee Deferred Compensation Plan, which was adopted by the Board of Directors of the Company’s wholly owned subsidiary, Republic Bank & Trust Company, on November 18, 2004.

Purpose

The purpose of the Deferred Compensation Plan is to provide non-employee directors and key employees of the Company and its subsidiaries the ability to defer payment (and income taxation) of director fees, base salary and incentive compensation, with those deferred amounts then paid later in Company stock based on the shares that could have been acquired as the deferrals were made, subject to shareholder approval.

Administration

The Board of Directors of the Company has the exclusive discretionary authority to determine the amount of benefits under the Deferred Compensation Plan and will make factual determinations and construe the terms of the Deferred Compensation Plan.  In the case of the administration of the Deferred Compensation Plan with respect to key employee participants only, the authority of the Board of Directors described may be exercised by the Compensation Committee of the Board of Directors.

Eligibility

The non-employee members of the Board of Directors of the Company and the Bank are eligible to participate in the Deferred Compensation Plan.  In addition, the Compensation Committee of Board of Directors may designate key employees as eligible to participate in the Deferred Compensation Plan.

Deferral of Compensation

Director participants may elect to defer up to 100% of such director’s annual board and committee meeting fees.  Key employee participants may elect to defer up to 50% of base salary and up to 100% of annual incentive compensation.  Each participant must specify an initial deferral period, ranging from two to five years, and has the ability to extend the deferral in additional five-year increments.

Hypothetical Investment

The Company will maintain a bookkeeping account for each participant, and at the end of each fiscal quarter, credits in each such account will be converted to stock units equal to the amount of compensation deferred in such quarter divided by the quarter-end fair market value of the Company’s stock.

Dividend Equivalents

Stock units standing to the credit of each participant’s account will be credited with an amount equal to the cash dividends that would have been paid on the number of stock units in such account if such stock units were deemed to be outstanding shares of stock.  Any dividends so credited will be converted into additional stock units at the end of the fiscal quarter in which the dividends are so credited.

Payment of Account

Participants will be entitled to receive a distribution of the participant’s account upon the earliest to occur of (i) the end of the deferral period, (ii) the participant’s death or total and permanent disability, or (iii) a change in control of the Company.  All distributions will be paid in a single lump sum of Class A Common Stock of the Company equal to the stock units credited to the account with any amount in excess of whole shares paid in cash.  Shares of Class A Common Stock reserved under the Company’s 2005 Stock Incentive Plan will be used to satisfy any obligations to distribute stock under the Deferred Compensation Plan.

Amendment and Termination

The Board of Directors of the Company may amend in any way or terminate, in whole or in part, at any time and from time to time the Deferred Compensation Plan.  However, no amendment or termination of the Deferred Compensation Plan may reduce the number of stock units credited to accounts prior to the effective date of such amendment or termination, nor pay benefits at an earlier

Item 9.01                                                 Financial Statements and Exhibits

Exhibit	Description

10.1	Republic Bancorp, Inc. 2005 Stock Incentive Plan
10.2	Republic Bancorp, Inc. and Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: March 18, 2005	By	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer